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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Universal Compression Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNIVERSAL COMPRESSION HOLDINGS, INC.
4444 Brittmoore Road
Houston, Texas 77041

June 24, 2004

Dear Stockholder:

        We cordially invite you to our Annual Meeting of Stockholders. The meeting will be held on Friday, July 23, 2004, at 9:00 a.m., local time, at the Hilton Houston Westchase & Towers, 9999 Westheimer Road, Houston, Texas 77042.

        At this year's meeting, you will be asked to vote on the election of three directors, an amendment to our Incentive Stock Option Plan, an amendment to our Restricted Stock Plan and the ratification of Deloitte & Touche LLP's appointment as our independent auditors.

        Our Board of Directors unanimously recommends that you vote FOR the election of the three directors, the amendment to our Incentive Stock Option Plan, the amendment to our Restricted Stock Plan and the ratification of the appointment of the independent auditors.

        We have attached a notice of meeting and a Proxy Statement that contain more information about these proposals and the meeting, including the different methods you may use to vote, including telephone and the internet.

        If you plan to attend, please mark the appropriate box on your proxy card to help us plan for the meeting.

        Your vote is important. We encourage you to sign and return your proxy card, or use the telephone or internet voting procedures, before the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend in person.

STEPHEN A. SNIDER President and Chief Executive Officer

UNIVERSAL COMPRESSION HOLDINGS, INC.
4444 Brittmoore Road
Houston, Texas 77041

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 23, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Universal Compression Holdings, Inc. will be held at the Hilton Houston Westchase & Towers, 9999 Westheimer Road, Houston, Texas 77042, on Friday, July 23, 2004, at 9:00 a.m., local time. The purposes of the meeting are:

  1.
  To elect three directors to serve until the 2007 Annual Meeting of Stockholders;

  2.
  To consider and approve an amendment to our Incentive Stock Option Plan;

  3.
  To consider and approve an amendment to our Restricted Stock Plan;

  4.
  To ratify the appointment of Deloitte & Touche LLP as our independent auditors to serve for the 2005 fiscal year; and

  5.
  To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

        Our Board of Directors has set June 14, 2004 as the record date for the meeting. This means that owners of our common stock at the close of business on that date are entitled to receive this notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

        We will make a list of our stockholders as of the close of business on June 14, 2004 available for inspection during normal business hours from July 12 through July 22, 2004, at our principal place of business, 4444 Brittmoore Road, Houston, Texas 77041. This list also will be available at the meeting.

By Order of the Board of Directors,
D. Bradley Childers Senior Vice President, General Counsel and Secretary

Houston, Texas
June 24, 2004

We urge each stockholder to promptly sign and return the enclosed proxy card or to use the telephone or internet voting procedures described in the accompanying Proxy Statement.

UNIVERSAL COMPRESSION HOLDINGS, INC.
4444 Brittmoore Road
Houston, Texas 77041

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 23, 2004

        These proxy materials are furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of Universal Compression Holdings, Inc. (sometimes referred to as the "Company"), for use at the 2004 Annual Meeting of Stockholders of the Company. The meeting will be held at the Hilton Houston Westchase & Towers, 9999 Westheimer Road, Houston, Texas 77042, on Friday, July 23, 2004, at 9:00 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting. We are first sending these proxy materials to our stockholders on or about June 24, 2004.

        Only owners of record of issued and outstanding shares of our common stock at the close of business on June 14, 2004 are entitled to vote at the meeting, or at adjournments or postponements of the meeting. Each owner of record is entitled to one vote for each share of common stock held. On June 9, 2004, there were 31,388,197 shares of our common stock issued and outstanding. Each share of common stock issued and outstanding on June 14, 2004 entitles the holder thereof to one vote on all matters submitted for a vote of the stockholders at the meeting. The quorum requirement for holding the meeting and transacting business is met when a majority of the outstanding shares entitled to be voted at the annual meeting are present in person or represented by proxy. Both abstentions and "broker non-votes" are counted as present for the purpose of determining the presence of a quorum.

        Whether you hold shares directly as the stockholder of record or in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by mail, by telephone or over the internet. Please refer to the instructions on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee. All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to or at the meeting. You can revoke your proxy by giving written notice to our corporate secretary, delivering a later-dated proxy, using the telephone or internet voting procedures described in the enclosed proxy card or voting in person at the meeting.

        You should specify your choice for each matter on the enclosed proxy card. If no instructions are given, proxies that are signed and returned will be voted FOR the election of all director nominees, FOR the proposal to amend our Incentive Stock Option Plan, FOR the proposal to amend our Restricted Stock Plan and FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Broker non-votes do not count as a vote for or against any proposal; however, an abstention counts as a vote against a proposal.

        Other than the four proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have discretion to vote your shares on any additional matters properly presented for a vote at the meeting. A representative of EquiServe, our transfer agent, will tabulate the votes and act as the inspector of elections. For questions about this Proxy Statement or the meeting, please contact D. Bradley Childers, our Senior Vice President, General Counsel and Secretary, at (713) 335-7000.

PROPOSAL 1:
ELECTION OF DIRECTORS

        The Company's directors are divided into three classes, with each class serving for a period of three years. The terms of Thomas C. Case, Janet F. Clark and Uriel E. Dutton will expire at the 2004 Annual Meeting. Mr. Case, Ms. Clark and Mr. Dutton have been nominated to stand for election at the meeting to hold office until our 2007 Annual Meeting of Stockholders or until they are succeeded by qualified and elected directors. In voting on the election of the three director nominees to serve until our 2007 Annual Meeting, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. Stockholders may not cumulate their votes in the election of directors. Directors will be elected by a plurality, which means that the three nominees receiving the greatest number of votes will be elected. We have no reason to believe that any of these nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board of Directors, or the Board may reduce the number of directors.

        Our Board of Directors recommends a vote FOR the election of Thomas C. Case, Janet F. Clark and Uriel E. Dutton as directors.

INFORMATION ABOUT OUR DIRECTORS

Nominees for Election to Term Expiring 2007

Thomas C. Case
Age 55
Houston, Texas

  Mr. Case has served on our Board of Directors since 1999. Mr. Case served as Chairman and Chief Executive Officer of Equipment Support Services, Inc. (a consolidator of heavy equipment dealerships in the United States) from September 2001 through 2002 and is currently a member of their Board of Directors. Mr. Case served as the President of Mobil Global Gas & Power, Inc. and was responsible for gas marketing and power development in North and South America from 1998 until December 1999. Mr. Case retired from Mobil on April 1, 2000. From 1996 to 1997, Mr. Case was the Executive Vice President of Duke Energy Trading and Market Services (formerly Pan Energy), a joint venture between Duke Energy and Mobil. From 1991 to 1996, he held various positions with Mobil serving at various times as President and Executive Vice President/Chief Operating Officer of Mobil Natural Gas Inc., Manager of Strategic Planning for Exploration and Production of Mobil and President of Mobil Russia.

Janet F. Clark
Age 49
Houston, Texas

  Ms. Clark became a member of our Board of Directors in January 2003. Ms. Clark has served as Senior Vice President and Chief Financial Officer of Marathon Oil Company since January 5, 2004. Prior to joining Marathon Oil, Ms. Clark served as Senior Vice President and Chief Financial Officer of Nuevo Energy Company from December 2001 through December 2003. From 1997 through 2000, Ms. Clark was Executive Vice President, Corporate Development and Administration, and Senior Vice President and Chief Financial Officer for Santa Fe Snyder Corporation and its predecessor, Santa Fe Energy Resources, Inc. Ms. Clark held investment banking positions with First Boston Corporation, Southcoast Capital Corporation and Williams Mackay Jordan & Co., Inc. from 1982 through 1996.

Uriel E. Dutton
Age 73
Houston, Texas

  Mr. Dutton became a member of our Board of Directors in February 2001 as a designee of WEUS Holding, Inc., a wholly-owned subsidiary of Weatherford International Ltd., following our acquisition of Weatherford Global Compression Services, L.P. Mr. Dutton has been counsel to and a partner with the law firm of Fulbright & Jaworski L.L.P. for more than the past five years, where his practice focuses on real estate and oil and gas matters. Mr. Dutton also serves as Director and Vice President of M.D. Anderson Foundation (a charitable corporation).

Incumbent Directors—Term Expiring 2005

Ernie L. Danner
Age 50
Houston, Texas

  Mr. Danner became our Chief Financial Officer and Executive Vice President and a director upon consummation of our acquisition of Tidewater Compression Service, Inc. in 1998. Mr. Danner held the position of Chief Financial Officer until April 1999, after which time he retained the position of Executive Vice President. Mr. Danner became President, Latin America Division, of our wholly-owned subsidiary, Universal Compression, Inc., in November 2002. Prior to joining us, Mr. Danner served as Chief Financial Officer and Senior Vice President of MidCon Corp. (an interstate pipeline company and a wholly-owned subsidiary of Occidental Petroleum Corporation). From 1988 until May 1997, Mr. Danner served as Vice President, Chief Financial Officer and Treasurer of INDSPEC Chemical Company and he also served as a director of INDSPEC. Mr. Danner is also a director of Tide-Air, Inc. (a distributor of Atlas Copco air compressors).

Lisa W. Rodriguez
Age 43
Houston, Texas

  Ms. Rodriguez became a member of our Board of Directors in May 2002 as a designee of WEUS Holding, Inc., a wholly-owned subsidiary of Weatherford International Ltd. Ms. Rodriguez became Senior Vice President and Chief Financial Officer of Weatherford International, Inc. and, in connection with the June 26, 2002 restructuring of Weatherford International, of Weatherford International Ltd. in June 2002. She served as Vice President—Accounting and Finance of Weatherford International, Inc. from February 2001 to June 2002. Ms. Rodriguez joined Weatherford International, Inc. in 1996 and has served in several positions, including Vice President—Accounting from June 2000 to February 2001 and Controller from 1999 to February 2001. Prior to joining Weatherford International, Ms. Rodriguez worked for Landmark Graphics (a software and service provider to the energy industry) from 1993 to 1996.

Stephen A. Snider
Age 56
Houston, Texas

  Mr. Snider has been our President and Chief Executive Officer and a director since consummation of our Tidewater Compression Service, Inc. acquisition in 1998. Mr. Snider has over 25 years of experience in senior management of operating companies, and also serves as a director of Energen Corporation (a diversified energy company focusing on natural gas distribution and oil and gas exploration and production) and T-3 Energy Services, Inc. (a provider of a broad range of oilfield products and services). Mr. Snider also serves on the Board of Directors of the Memorial Hermann Hospital System.

Incumbent Directors—Term Expiring 2006

Bernard J. Duroc-Danner
Age 50
Houston, Texas

  Mr. Duroc-Danner became a member of our Board of Directors in February 2001 as a designee of WEUS Holding, Inc., a wholly-owned subsidiary of Weatherford International Ltd., following our acquisition of Weatherford Global Compression Services, L.P. Mr. Duroc-Danner joined Weatherford International in May 1987 to initiate the start-up of Weatherford's oilfield service and equipment business through EVI, Inc. He was elected EVI's President in January 1990 and Chief Executive Officer in May 1990. In connection with the merger of EVI, Inc. with Weatherford Enterra, Inc. in May 1998, Mr. Duroc-Danner was elected as Weatherford International, Inc.'s Chairman of the Board, President and Chief Executive Officer. In connection with the June 26, 2002 restructuring of Weatherford International, Mr. Duroc-Danner was elected as Weatherford International Ltd.'s Chairman of the Board, President and Chief Executive Officer. Mr. Duroc-Danner holds a Ph.D. in economics from Wharton (University of Pennsylvania). In prior years, Mr. Duroc-Danner held positions at Arthur D. Little and Mobil Oil Inc. Mr. Duroc-Danner is a director of Parker Drilling Company (an oil and gas drilling company), Cal-Dive International, Inc. (a company engaged in subsea services in the Gulf of Mexico) and Dresser, Inc. (a provider of highly engineered equipment and services primarily for the energy industry).

William M. Pruellage
Age 30
New York, New York

  Mr. Pruellage became a member of our Board of Directors in April 2000 as a designee of Castle Harlan Partners III, L.P. Mr. Pruellage is a Managing Director of Castle Harlan, Inc. (a private equity investment company). Prior to joining Castle Harlan in July 1997, Mr. Pruellage worked as an investment banking analyst at Merrill Lynch beginning in July 1995. Mr. Pruellage is also a director of Wilshire Restaurant Group, Inc. (a full service specialty restaurant company) and Advanced Accessory Systems, LLC (a manufacturer of exterior accessories for automobiles).

Samuel Urcis
Age 69
Beverly Hills, California

  Mr. Urcis became a member of our Board of Directors in 1998 pursuant to an agreement entered into in connection with our Tidewater Compression Service, Inc. acquisition. Mr. Urcis was a general partner of Alpha Partners (a venture capital firm, which he co-founded) from 1982 to 2002. From 1979 to 1982, and since 1997, Mr. Urcis has been an investor and advisor in the energy field, primarily in the oilfield services and equipment sector. From 1972 to 1979, Mr. Urcis was with Geosource Inc. (a diversified services and equipment company, which he conceptualized and co-founded). Mr. Urcis served in the capacity of Chief Operating Officer and Vice President of Corporate Development. From 1955 to 1972, Mr. Urcis served in various technical and management capacities at Rockwell International, Hughes Aircraft, Aerolab Development Company and Sandberg-Serrell Corporation. Mr. Urcis serves on the Board of Governors and the Audit Committee of the Cedars-Sinai Medical Center, and has previously served as a director of the Glaucoma Research Foundation and as a trustee of the Monterey Institute of International Studies.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE AND
THE BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance

        Independence.    Our Board of Directors has determined that all of our directors are independent directors within the meaning of the rules of the New York Stock Exchange (the "NYSE"), other than Mr. Snider and Mr. Danner, who are members of our management.

        As described in "Certain Relationships and Related Transactions" below, Mr. Duroc-Danner, Ms. Rodriguez and Mr. Dutton are nominated to the Board in accordance with our contractual arrangements with Weatherford International Ltd., holder of 13,750,000 million shares, or approximately 44%, of our outstanding common stock. In determining that these directors are independent under the NYSE rules, the Board considered that Mr. Duroc-Danner and Ms. Rodriguez are executive officers of Weatherford, and that Mr. Dutton originally was selected as a nominee to our board by Weatherford, and concluded that none of these relationships is a "material relationship" with our company or one that otherwise impairs their independence from us or our management. In reaching this conclusion, the Board noted that these individuals are designated for nomination to our Board by Weatherford in its capacity as a significant stockholder and that Weatherford's rights arise as a result of agreements relating to its stock ownership, which the Board viewed as consistent with their role as independent directors. The Board further noted that none of these individuals has any relationships in his or her individual capacity with our company or our management. The Board also considered that our company and Weatherford engage in an immaterial amount of commercial transactions with each other in the ordinary course of business, as described in "Certain Relationships and Related Transactions" below, and concluded that these transactions do not impact the independence of Mr. Duroc-Danner, Ms. Rodriguez and Mr. Dutton. Further, the Board considered that the law firm with respect to which Mr. Dutton serves as Of Counsel provides legal services to Weatherford, but not to our company, and concluded that this relationship does not impact Mr. Dutton's independence from our company. Finally, the Board concluded that even though Mr. Duroc-Danner, Ms. Rodriguez and Mr. Dutton are independent directors for purposes of the NYSE rules, and, therefore, may serve on our Compensation Committee and our Nominating and Corporate Governance Committee, they are not eligible to serve on our Audit Committee under the rules of the Securities and Exchange Commission (the "SEC) and the NYSE governing audit committees as a result of their relationships with Weatherford.

        Corporate Governance Guidelines.    We are committed to adhering to sound principles of corporate governance. A copy of our Corporate Governance Guidelines is available on our website at www.universalcompression.com, by clicking on "Company Information," then "Corporate Governance." We will also provide a copy of our Corporate Governance Guidelines to any of our stockholders without charge upon written request.

        Code of Business Conduct and Ethics.    We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. A copy of our Code of Business Conduct and Ethics is available on our website at www.universalcompression.com, by clicking on "Company Information," then "Corporate Governance." We will also provide a copy of our Code of Business Conduct and Ethics to any of our stockholders without charge upon written request.

        Executive Sessions of the Board of Directors and Presiding Director.    Executive sessions of our non-management directors will be held at least twice each year. Mr. Case has been appointed as the Presiding Director for these sessions.

        Communication with Board Members.    Stockholders and other interested parties may communicate with the Board of Directors, or any of our individual directors, including the Presiding Director, or the non-management directors as a group, by sending a letter in care of the Company's Corporate Secretary, 4444 Brittmoore Road, Houston, Texas 77041 U.S.A. The Corporate Secretary will open, log and forward all such correspondence (other than advertisements or other solicitations) to directors unless the director or directors to whom the correspondence is addressed has requested the Corporate Secretary to forward correspondence unopened.

Committees of the Board of Directors

        The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

        Audit Committee.    Ms. Clark (Chair), Mr. Case and Mr. Urcis are the current members of the Audit Committee. All members of the Audit Committee are independent as defined by the rules of the NYSE and the SEC. The Board of Directors also has determined that Ms. Clark is an "audit committee financial expert" as defined in the rules and regulations of the SEC. The Board of Directors has adopted a written charter for the Audit Committee. The charter is available on our website at www.universalcompression.com, by clicking on "Company Information," then "Corporate Governance." We will also provide a copy of the charter to any of our stockholders without charge upon written request. The primary functions of the Audit Committee are:

  •
  overseeing the integrity of the Company's financial statements;

  •
  overseeing the Company's compliance with legal and regulatory requirements;

  •
  overseeing the Company's independent auditors qualifications; and

  •
  overseeing the performance of the independent auditors and the Company's internal audit function.

        Compensation Committee.    Mr. Duroc-Danner (Chair), Mr. Pruellage and Ms. Rodriguez are the current members of the Compensation Committee. All members of the Compensation Committee are independent as defined by the rules of the NYSE. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is attached to this proxy statement as Exhibit A. The charter is also available on our website at www.universalcompression.com, by clicking on "Company Information," then "Corporate Governance." We will also provide a copy of the charter to any of our stockholders without charge upon written request. The primary functions of the Compensation Committee are:

  •
  to discharge the Board's responsibilities relating to compensation of the Company's executives; and

  •
  to produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with the rules and regulations of the SEC.

        Nominating and Corporate Governance Committee.    Mr. Dutton (Chair), Mr. Case and Ms. Clark are the current members of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent as defined by the rules of the NYSE. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is attached to this proxy statement as Exhibit B. The charter is also available on our website at www.universalcompression.com, by clicking on "Company Information," then "Corporate Governance." We will also provide a copy of the charter to any of our stockholders without charge upon written request. The primary functions of the Nominating and Corporate Governance Committee are:

  •
  to identify and recommend individuals to the Board and its committees; and

  •
  to develop and recommend to the Board a set of corporate governance principles applicable to the Company.

        In prior years, the Board of Directors identified candidates to be nominees for director through recommendations from other non-management directors, executive officers, including the Chief Executive Officer, third parties, and stockholders, including stockholders that have had contractual rights to nominate candidates. The Nominating and Corporate Governance Committee expects that, if a vacancy on the Board of Directors were to occur, future candidates will be identified through its own inquiries and these sources. Also, it is the policy of the Nominating and Corporate Governance Committee to consider nominees recommended by other stockholders. Subject to the rights of any stockholders under any contract granting stockholders the right to nominate candidates, for a stockholder candidate to be considered, the stockholder is required comply with the procedures set forth in this proxy statement. See "Stockholder Recommendations of Director Nominees" and "Proposals of Stockholders for 2005 Annual Meeting" on page 25. Each of the current nominees for director listed above under the caption "Information About Our Directors—Nominees for Election to Term Expiring 2007" is an existing director standing for re-election.

        Subject to the rights of Company stockholders under the Company's by-laws or any contracts granting stockholders the right to nominate candidates, the Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as candidates identified through other sources, including candidates recommended by non-management directors, executive officers and third parties. In deciding if a candidate is qualified to be a nominee, the Nominating and Corporate Governance Committee may take into account such factors as it considers appropriate, including the criteria identified in our Corporate Governance Guidelines, such as the candidate's personal qualities and characteristics, accomplishments and reputation in the business community; the candidate's knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business; the candidate's ability and willingness to commit adequate time to board and committee matters; the fit of the candidate's skills and personality with those of other directors and potential directors in building a Board or Directors that is effective, collegial and responsive to the needs of the Company; and whether the candidate would contribute to the diversity of viewpoints, background and experience of the Board or Directors.

        The Nominating and Corporate Governance Committee believes that directors must be willing and able to devote sufficient time to carry out their duties and responsibilities effectively, including preparing for and participating in board and committee meetings, to serve on the Board of Directors and one or more of its committees for an extended period of time, and to abide by our Corporate Governance Guidelines and Code of Business Conduct and Ethics.

Number of Meetings

        In fiscal year 2004, the Board of Directors met six times, the non-management directors met in executive session one time, the Audit Committee met eight times and the Compensation Committee met one time. The Nominating and Corporate Governance Committee was formed in fiscal year 2004 and did not meet. All of the directors attended at least 75% of all Board of Directors and respective committee meetings.

Board Compensation

        In fiscal year 2004, directors who were not our officers received an annual director fee of $24,000 and reimbursement of reasonable out-of-pocket expenses. These directors also received between $500 and $1,000 per Board of Directors or Committee meeting attended, except in the case of a Committee Chair, who received $1,500 per meeting attended. Pursuant to the Company's Directors' Stock Plan, directors may elect to receive all or a portion of their future director fees in the form of our common stock. In addition, directors who are not our officers are eligible to receive stock option awards under our Incentive Stock Option Plan. During fiscal year 2004, Mr. Case, Ms. Clark, Mr. Duroc-Danner, Mr. Dutton, Mr. Pruellage, Ms. Rodriguez and Mr. Urcis were each awarded 7,500 options under the plan, all of which have a one-year vesting schedule.

Director Attendance at Annual Meeting of Stockholders

        All directors are expected to attend the Annual Meeting of Stockholders. Eight of our nine directors attended our Annual Meeting of Stockholders for fiscal year 2003, held July 18, 2003.

Compensation Committee Interlocks and Insider Participation

        During the last fiscal year, Mr. Duroc-Danner, Mr. Pruellage, and Ms. Rodriquez served as members of our Compensation Committee. Mr. Duroc-Danner is President and Chief Executive Officer, and Ms. Rodriquez is Senior Vice President and Chief Financial Officer, of Weatherford International Ltd. Weatherford International Ltd. owns approximately 44% of our outstanding common stock. See "Certain Relationships and Related Transactions" for a description of certain of our arrangements and transactions with Weatherford International.

Section 16(a) Beneficial Ownership Reporting Compliance

        Executive officers, directors and certain persons who own more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations to file reports of their ownership of our common stock with the SEC and the NYSE, and to furnish us with copies of the reports.

        We received a written representation from each reporting person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based solely on our review of the reports and representations furnished to us by such reporting persons, we believe that all required Section 16(a) reports were timely filed in fiscal 2004, except that a Form 4 disclosing one transaction was filed late by Ernie L. Danner, a Form 4 disclosing one transaction was filed late by Stephen A. Snider, and a Form 4 disclosing two transactions that occurred in the prior fiscal year was filed late by Kirk E. Townsend.

Transactions and Relationships with our Directors and Executive Officers

        See "—Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions."

EXECUTIVE OFFICERS

        The following table sets forth certain information regarding our executive officers as of May 31, 2004:

Name	Age	Position
Stephen A. Snider	56	President, Chief Executive Officer and Director
Ernie L. Danner	50	Executive Vice President and Director
J. Michael Anderson	42	Senior Vice President and Chief Financial Officer
Kirk E. Townsend	46	Senior Vice President
D. Bradley Childers	40	Senior Vice President, General Counsel and Secretary
Richard Leong	54	Vice President

        Stephen A. Snider.    Mr. Snider's biographical information may be found on page 3 of this Proxy Statement.

        Ernie L. Danner.    Mr. Danner's biographical information may be found on page 3 of this Proxy Statement.

        J. Michael Anderson.    Mr. Anderson joined us as Senior Vice President and Chief Financial Officer in March 2003. From 1999 to March 2003, Mr. Anderson held various positions with Azurix Corp., primarily as the company's Chief Financial Officer and, beginning in 2002, as Chairman and Chief Executive Officer. Prior to that time, Mr. Anderson spent ten years in the Global Investment Banking Group of J. P. Morgan Chase & Co.

        Kirk E. Townsend.    Mr. Townsend is our Senior Vice President, which position he has held since February 2001, and is President, North America Division, of Universal Compression, Inc., our wholly-owned subsidiary. Mr. Townsend is responsible for all business activities of Universal Compression, Inc. within the United States and Canada. Mr. Townsend joined Universal Compression, Inc.'s predecessor company in 1979 as a domestic sales representative. In 1986, he became an international sales representative. Mr. Townsend was promoted to Vice President of Business Development in April 1999, Vice President of Sales in October 1999 and President, U.S Division in October 2001. He became President, North America Division in November 2003 with the consolidation of our U.S. and Canada operations. Mr. Townsend has over 25 years of sales and management experience in the natural gas compression industry.

        D. Bradley Childers.    Mr. Childers joined us as Senior Vice President, General Counsel and Secretary in September 2002. Prior to joining us, Mr. Childers held various positions with Occidental Petroleum Corporation and its subsidiaries, including as Vice President, Business Development at Occidental Oil and Gas Corporation from 1999 to August 2002, and as a corporate counsel in the legal department from 1994 to 1999. Prior to that time, Mr. Childers was an associate corporate attorney at Sullivan & Cromwell, in their Los Angeles office, from 1989 to 1994.

        Richard Leong.    Mr. Leong joined us in December 2001 as our Vice President and as President, Asia Pacific Division, of Universal Compression, Inc. From 1996 until May 2001, Mr. Leong worked with Cooper Energy Services in various managerial and sales positions, serving most recently as Vice President, Sales & Marketing. Mr. Leong has over 30 years of marketing and general management experience in the energy industry.

EXECUTIVE COMPENSATION

        The following tables and narrative text discuss the compensation paid in fiscal years 2004, 2003 and 2002 for our Chief Executive Officer and our other four most highly compensated executive officers during fiscal year 2004 (the "Named Officers"):

Summary Compensation Table

				Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position	Fiscal Year			Restricted Stock(1)		Stock Options (shares)		All Other Compensation (2)
		Salary	Bonus
Stephen A. Snider President and Chief Executive Officer	2004 2003 2002	$390,000 375,000 265,000	$550,000 93,750 155,356	$446,400 — 856,500	(3) (5)	35,000 35,000 250,000	(4)	$37,120 28,720 19,230
Ernie L. Danner Executive Vice President	2004 2003 2002	286,000 275,000 205,000	270,000 117,232 103,013	357,120 — 571,000	(3) (5)	25,000 25,000 95,000	(4)	34,421 25,099 15,869
J. Michael Anderson(6) Sr. Vice President & Chief Financial Officer	2004 2003	260,000 1,000	245,000 —	238,080 349,000	(3) (7)	20,000 85,000	(4)	29,719 —
Kirk E. Townsend Senior Vice President	2004 2003 2002	245,000 235,000 180,005	270,000 43,757 100,000	238,080 — 285,500	(3) (5)	20,000 20,000 90,000	(4)	26,011 20,940 13,660
D. Bradley Childers(8) Sr. Vice President, General Counsel and Secretary	2004 2003	215,000 103,846	170,000 15,741	238,080 188,400	(3) (9)	20,000 65,000	(4)	26,085 8,367

(1)
Following is the aggregate number of shares of restricted stock and its value, based on the closing price of our common stock on the NYSE, as of March 31, 2004, held by each of the following Named Officers: Mr. Snider, 15,000 shares valued at $493,500; Mr. Danner, 10,000 shares valued at $329,000; Mr. Anderson, 20,000 shares valued at $658,000; Mr. Townsend, 5,000 shares valued at $164,500; and Mr. Childers 10,000 shares valued at $329,000. Including the shares of restricted stock granted on April 30, 2004 as compensation in respect of fiscal year 2004, the aggregate number of shares of restricted stock and its value, based on the closing price of our common stock on the NYSE, as of March 31, 2004, held by each of the following Named Officers would be: Mr. Snider, 30,000 shares valued at $987,000; Mr. Danner, 22,000 shares valued at $723,800; Mr. Anderson, 28,000 shares valued at $921,200; Mr. Townsend, 13,000 shares valued at $427,700; and Mr. Childers, 18,000 shares valued at $592,200.

(2)
Represents matching contributions of $9,971, $9,779, $12,000, $6,081 and $6,283 made by us in fiscal year 2004 under our 401(k) Savings Plan for each of Messrs. Snider, Danner, Anderson, Townsend and Childers, respectively; payments of $9,450, $7,167, $300, $2,544 and $2,481 made by us in fiscal year 2004 under our Employees' Supplemental Savings Plan for each of Messrs. Snider, Danner, Anderson, Townsend and Childers, respectively; health care premiums of $16,857 made by us in fiscal year 2004 under our Executive Medical and Dental Plan on behalf of each of Messrs. Snider, Danner, Anderson, Townsend and Childers; and life insurance and AD&D premiums of $842, $618, $562, $529 and $464 made by us in fiscal year 2004 under our group life insurance and AD&D plans for each of Messrs. Snider, Danner, Anderson, Townsend and Childers, respectively.

(3)
These shares of restricted stock were granted to these Named Officers on April 30, 2004 as compensation in respect of fiscal year 2004 and will vest 25% on April 30, 2006 and 25% on each April 30 thereafter until April 30, 2009. The values set forth in the table are based on $29.76 per share, the closing price of our common stock on the NYSE on April 30, 2004.

(4)
These stock options were granted to these Named Officers on April 30, 2004 as compensation in respect of fiscal year 2004.

(5)
These shares of restricted stock were granted to these Named Officers on August 16, 2001 and vested 25% on January 1, 2003 and 25% on January 1, 2004, and will vest 25% on each January 1 thereafter until January 1, 2006. The values set forth in the table are based on $28.55 per share, the closing price of our common stock on the NYSE on August 16, 2001.

(6)
Mr. Anderson joined us in March 2003.

(7)
These shares of restricted stock were granted to Mr. Anderson on March 31, 2003 and will vest 25% on March 31, 2005 and 25% on each March 31 thereafter until March 31, 2008. The value set forth in the table is based on $17.45 per share, the closing price of our common stock on the NYSE on March 31, 2003.

(8)
Mr. Childers joined us in September 2002.

(9)
These shares of restricted stock were granted to Mr. Childers on September 3, 2002 and will vest 25% on September 3, 2004 and 25% on each September 3 thereafter until September 3, 2007. The value set forth in the table is based on $18.84 per share, the closing price of our common stock on the NYSE on September 3, 2002.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted(#)(2)	Percent of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price appreciation for Option Term(1)
Name			Exercise or Base Price ($/Share)	Expiration Date
					5%	10%
Stephen A. Snider	35,000	8.35%	$30.07	4/30/2014	$661,880	$1,677,334
Ernie L. Danner	25,000	5.97	30.07	4/30/2014	472,771	1,198,095
J. Michael Anderson	20,000	4.77	30.07	4/30/2014	378,217	958,476
Kirk E. Townsend	20,000	4.77	30.07	4/30/2014	378,217	958,476
D. Bradley Childers	20,000	4.77	30.07	4/30/2014	378,217	958,476

(1)
The calculations at five percent and ten percent appreciation rates are established by the SEC and are not intended to forecast future appreciation rates for our common stock.

(2)
These stock options were granted to these Named Officers on April 30, 2004 as compensation in respect of fiscal year 2004.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
					Value of Unexercised in-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable(1)	Unexercisable
Stephen A. Snider	3,000	$48,510	408,818	108,334	$2,399,312	$750,242
Ernie L. Danner	—	—	214,881	66,667	1,685,737	441,921
J. Michael Anderson	—	—	28,333	76,667	361,812	723,638
Kirk E. Townsend	4,000	60,746	139,660	58,334	857,584	397,392
D. Bradley Childers	—	—	21,666	63,334	258,525	517,075

(1)
Adjusted to include the stock options granted to the Named Officers on April 30, 2004 as compensation in respect of fiscal year 2004.

PERFORMANCE GRAPH

        The following graph compares the performance of our common stock to the Standard & Poor's 500 Stock Index and Standard & Poor's 500 Energy Equipment & Services Index from May 24, 2000, the first day of trading for our common stock, to March 31, 2004. The graph assumes that the value of the investment in our common stock, the S&P 500 Stock Index and the S&P 500 Energy Equipment & Services Index was $100 at May 24, 2000 and that all dividends were reinvested quarterly.

COMPARISON OF CUMULATIVE TOTAL RETURN
BASED ON INITIAL INVESTMENT OF $100 ON MAY 24, 2000

         The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Policy

        The goal of our compensation policy is to offer a cash and stock-based compensation package that attracts and retains executive officers and that aligns executive compensation with the interests of our stockholders. Our philosophy is to provide total compensation, consisting of a base salary and short and long term incentives, that is competitive with companies of similar size in the oilfield services sector, and includes annual bonus compensation potential that is based on a combination of corporate and individual performance. The Compensation Committee of the Board of Directors reviews our executive compensation programs annually to ensure these programs are competitive and reasonable.

Compensation Policy Components

        Base Salary.    Base salaries are competitive with those offered by companies of similar size in the oilfield services sector. Individual salaries, which are reviewed annually, are based on individual skills and performance and market comparisons.

        Incentive Bonus.    The Compensation Committee has adopted an Officers' Incentive Plan each year to provide each executive officer with the potential to earn a cash bonus expressed as a percentage of salary. The amount of each bonus paid to executive officers in fiscal year 2004 was determined by the Compensation Committee and based on the Fiscal Year 2004 Officers' Incentive Plan.

        The Fiscal Year 2004 Officers' Incentive Plan provided for bonus payments based upon the attainment of Company financial and operating goals, as well as individual performance. Under the plan, an executive officer's bonus amount was first calculated based on an objective analysis of our financial and safety performance, with 90% of this amount based on financial performance and 10% based on safety performance. An individual performance multiplier was then applied to the calculation determined on the basis of financial and safety performance. The purpose of the multiplier was to provide differentiation for the officer's individual performance. The multiplier can range from 0 to 1.25 times a calculated award. The Compensation Committee has the discretion to award bonuses in excess of the targeted amount in the event the goals are exceeded.

        Stock Option Grants.    The use of stock options is considered to be an important incentive to our executive officers for working toward our long-term growth. We believe that stock options provide our executive officers with a benefit that will increase only to the extent that the value of the common stock increases. The number of options granted is based on the contribution of the executive officer, and the options granted are subject to vesting over a three year period and have exercise prices equal to the market value of our stock on the date of the grant. In respect of fiscal year 2004, our executive officers received grants representing 135,000 shares of common stock.

        Restricted Stock Grants.    We also utilize grants of restricted stock as long-term compensation for our executive officers. The Compensation Committee can exercise its discretion in determining the vesting schedule for restricted stock. In respect of fiscal year 2004, 57,000 shares of restricted stock were granted to six of our executive officers. Generally, common stock subject to the restricted stock grants vests 0% upon the first anniversary of the grant and 25% on each anniversary thereafter through the fifth anniversary.

        Other Compensation Programs.    Our 401(k) savings plan provides employees, including executive officers, the opportunity to defer up to 25% of their salary on a pre-tax basis through contributions to an account from which the employee may direct how the funds are invested. We match, with Company common stock, 50% of the first six percent of such employee contributions, with a maximum match of three percent of the employee's compensation. Employees vest in the Company's contribution over five years, based on length of employment. The common stock contributed by the Company to an employee's matching contribution account cannot be sold except upon certain events, such as termination of employment or death. Company stock is not an investment option for employees.

        Our Employees' Supplemental Savings Plan provides certain senior employees, including executive officers, the opportunity to defer up to 25% of their salary. In addition, participants can defer up to 100% of their bonuses. The Company matches 50% of the first six percent of compensation, excluding any bonus deferred. Prior to September 1, 2002, our matching contributions were in the form of cash. Since September 1, 2002, our matching contributions have been in the form of our common stock, which cannot be sold except upon certain events, such as termination of employment or death.

Fiscal Year 2004 Compensation for the President and Chief Executive Officer

        In fiscal year 2004, Mr. Snider received a base salary of $390,000. His targeted bonus potential was 100% of this base salary and the Compensation Committee awarded him $550,000, or 141% of the targeted amount of $390,000. Mr. Snider was granted options representing 35,000 shares of common stock and was granted 15,000 shares of restricted stock. In addition, the Company made matching contributions of 392 shares of common stock to Mr. Snider's 401(k) account and 429 shares of common stock to his account under the Supplemental Savings Plan.

        Mr. Snider's compensation is determined using substantially the same criteria utilized to determine compensation for our other executive officers, as described earlier in this report. Mr. Snider's 2004 bonus amount was in recognition of the Company's performance in fiscal year 2004 and Mr. Snider's contributions to that performance. The increase in Mr. Snider's total compensation was intended to make his compensation more competitive with those of similarly situated officers in comparable companies in the oilfield services sector and to recognize his efforts to grow the Company's business and increase stockholder value. The number of stock options and shares of restricted stock granted to Mr. Snider were determined to be appropriate in recognition of Mr. Snider's achievements in increasing the value of the Company's common stock to date and to provide an incentive to increase the value of the Company's common stock in the future.

Compensation Deductions Limitations

        Section 162(m) of the Internal Revenue Code, as amended, limits the deductibility of certain compensation expenses in excess of $1,000,000 to any one individual in any fiscal year. Compensation that is "performance based" is excluded from this limitation. For compensation to be "performance based," it must meet certain criteria including certain predetermined objective standards approved by stockholders. We believe that maintaining the discretion to evaluate the performance of our management is an important part of our responsibilities and benefits the Company's stockholders. We intend to take into account the potential application of Section 162(m) on incentive compensation awards and other compensation decisions.

Summary

        In making decisions regarding executive compensation, the Committee compares current compensation levels with those of other companies within the oilfield services sector that compare favorably to our company with regard to market capitalization and other financial indicators by which we have historically measured the Company's performance. The Committee uses its discretion to determine a total compensation package of base salary, short-term and long-term incentives that are competitive with this group of peer companies.

                      Compensation Committee
                      Bernard J. Duroc-Danner,                       Chair
                      Lisa W. Rodriguez
                      William M. Pruellage

        The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of June 9, 2004, the beneficial ownership of our common stock by: persons we know to be the beneficial owners of more than five percent of our issued and outstanding common stock; our directors; our Named Officers; and all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite the stockholder's name. Except as otherwise set forth below, shares of common stock not outstanding but deemed beneficially owned by virtue of a person or group having the right to acquire them within 60 days, including outstanding stock options, are treated as outstanding only for purposes of determining the percentage owned by such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership by any other person. The address for each executive officer and director listed below is c/o Universal Compression Holdings, Inc., 4444 Brittmoore Road, Houston, Texas 77041.

Name and Address of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percentage of Outstanding Shares(1)
Weatherford International Ltd.(2) c/o Weatherford International, Inc. 515 Post Oak Boulevard, Suite 600 Houston, Texas 77027-3415	13,750,000	43.8%
Thomas C. Case(3)	25,334	*
Janet F. Clark(4)	10,000	*
Samuel Urcis(5)	225,080	*
William M. Pruellage(3)	26,308	*
Bernard J. Duroc-Danner(6)(7)	16,897	*
Lisa W. Rodriguez(7)(8)	17,500	*
Uriel E. Dutton(3)	25,000	*
Stephen A. Snider(9)	499,016	1.6
Ernie L. Danner(10)	298,948	*
Kirk E. Townsend(11)	164,423	*
J. Michael Anderson(12)	57,825	*
D. Bradley Childers(13)	40,366	*
All directors and executive officers as a group (13 persons)(14)	1,461,198	4.5%

*
Less than 1% of our issued and outstanding shares of common stock.

(1)
Based upon 31,388,197 shares of common stock outstanding and 1,051 treasury shares issued that are not counted as outstanding in calculating the beneficial ownership percentage.

(2)
This information is based upon information furnished to us and on statements on file with the SEC.

(3)
Includes 25,000 shares of common stock subject to options, all of which are fully vested.

(4)
Includes 10,000 shares of common stock subject to options, all of which are fully vested.

(5)
Includes 125,000 shares of common stock subject to options, all of which are fully vested.

(6)
Includes 16,897 shares of common stock subject to options, all of which are fully vested.

(7)
This director is an officer of Weatherford International Ltd., and due to this position may be deemed to exercise control over Weatherford International Ltd. and as such may be deemed to be a beneficial owner of the shares held by Weatherford International Ltd. This director disclaims beneficial ownership of these shares. This information is based upon information provided to us and in statements on file with the SEC.

(8)
Includes 17,500 shares of common stock subject to options, all of which are fully vested.

(9)
Includes 408,818 shares of common stock subject to options, all of which are fully vested.

(10)
Includes 214,881 shares of common stock subject to options, all of which are fully vested.

(11)
Includes 139,660 shares of common stock subject to options, all of which are fully vested.

(12)
Includes 28,333 shares of common stock subject to options, all of which are fully vested.

(13)
Includes 21,666 shares of common stock subject to options, all of which are fully vested.

(14)
Includes an aggregate of 1,092,754 shares of common stock subject to options, all of which are fully vested. Also includes 54,501 shares of common stock owned by another executive officer not listed in the above table, of which 34,999 are shares of common stock subject to options, all of which are fully vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arrangements and Transactions with Weatherford International

        Registration Rights Agreement.    Concurrently with our acquisition of Weatherford Global Compression Services, L.P. in February 2001, we entered into a registration rights agreement with WEUS Holding, Inc., a wholly owned subsidiary of Weatherford International, Inc. In connection with the June 2002 restructuring of Weatherford International, Inc., WEUS Holding's rights under the registration rights agreement were transferred to Weatherford International Ltd. In connection with the exercise by Weatherford of one of its demand registrations, in March 2004, the registration rights agreement was amended and restated. Under the agreement, Weatherford International Ltd. has the right, on up to three occasions, to cause us to register at our expense Weatherford International Ltd.'s shares of our common stock under the Securities Act at any time by providing a written demand to us, subject to certain minimum dollar values. The registration rights agreement also provides Weatherford International Ltd. with certain "piggyback" registration rights, or rights to require us, subject to certain limitations, to include its shares of our common stock in certain other registration statements that we may file. In February 2004, Weatherford provided written demand to the Company to register 7,000,000 of Weatherford's shares of our common stock. The Company filed a registration statement with the SEC in respect of these shares on April 1, 2004.

        Board Representation.    In connection with our acquisition of Weatherford Global, WEUS Holding was granted the right to designate three members to our Board of Directors for so long as it owns at least 20% of our outstanding common stock. One WEUS Holding nominee is a Class A director with a term of office expiring in 2004, the second WEUS Holding nominee is a Class B director with a term of office expiring in 2005, and the third WEUS Holding nominee is a Class C director with a term of office expiring in 2006. In connection with the June 26, 2002 restructuring of Weatherford International, Inc., WEUS Holding's right to designate members to our Board of Directors was transferred to Weatherford International Ltd. If Weatherford International Ltd.'s ownership of our common stock falls below 20%, Weatherford International Ltd. may designate only two directors, and if its ownership falls below 10%, it may no longer designate directors to our Board. Weatherford International Ltd.'s current designees to our Board of Directors, including through WEUS Holding's previous designations, are Mr. Dutton (Class A), Ms. Rodriguez (Class B) and Mr. Duroc-Danner (Class C). Mr. Dutton is serving a term that expires at our 2004 Annual Meeting of Stockholders. Our Board has recommended that Mr. Dutton stand for reelection as a director for the term expiring 2007.

        Other Transactions.    During fiscal year 2004, Weatherford International Ltd. or its affiliates purchased services, equipment and parts from us in the ordinary course of business for approximately $222,000.

Registration Rights Agreement

        In connection with our acquisition of Tidewater Compression in 1998, we entered into a registration rights agreement with Castle Harlan Partners III, L.P. and some of our other stockholders (including certain of our directors and officers). Under the registration rights agreement, these stockholders generally have the right to require us to register any or all of their shares of our common stock under the Securities Act, at our expense, subject to certain minimum dollar values. In addition, these stockholders are generally entitled to include, at our expense, their shares of our common stock covered by the registration rights agreement in any registration statement that we propose to file with respect to registration of our common stock under the Securities Act. We also agreed in this registration rights agreement to indemnify the stockholders against specified liabilities, including liabilities under the Securities Act.

Transactions with Tide-Air

        In January 2000, we sold our standard products division, the primary business of which was the sale of air compressors, to Tide-Air, Inc. Tide-Air is owned by a group of investors that includes Mr. Danner, who owns 45% of Tide-Air's common stock. During fiscal year 2004, we purchased equipment from Tide Air in the ordinary course of business for approximately $71,000.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        The Company has elected, as a policy matter, not to offer employment agreements to its executive officers. During fiscal year 2004, only one of our Named Officers, Mr. Richard Leong, had a termination of employment agreement with the Company. This termination agreement provides that Mr. Leong will receive one year of base salary as in effect at the time of termination and one year of medical benefits if he is involuntarily terminated by the Company without cause at any time during the three-year period that began December 1, 2001.

        Certain of our executive officers are offered change of control agreements pursuant to which the executive officers may receive certain payments, including a lump sum payment of two years' compensation and continuation of our employee benefits for two years, in the event of termination upon a change of control in exchange for a two-year non-competition agreement. To date, Messrs. Snider, Danner, Anderson, Townsend and Childers have entered into change of control agreements with the Company. In addition, the Company has agreed that Stephen A. Snider, our President and Chief Executive Officer, and his spouse will be entitled to continue to participate, at our expense, in our medical benefit plan following his retirement so long as he remains an active employee of the Company until his retirement.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of March 31, 2004, with respect to certain of our compensation plans for which our common stock is authorized for issuance, aggregated as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	2,439,015	$22.56	2,439,803(1)
Equity compensation plans not approved by security holders:	Not applicable	Not applicable	Not applicable

Total	2,439,015	$22.56	2,439,803

(1)
Includes 2,049,022, 18,327, 158,431, 200,000 and 14,023 shares available for issuance pursuant to our Incentive Stock Option Plan, Employees' Supplemental Savings Plan, Employee Stock Purchase Plan, Restricted Stock Plan and Directors' Stock Plan, respectively. These amounts do not include the stock options and shares of restricted stock granted by the Company in April 2004 as compensation in respect of fiscal year 2004. Including those stock options and shares of restricted stock, the amounts for each of the respective columns in the table would be (a) 2,853,015, (b) $23.95 and (c) 1,968,803; and the amount in column (c) would include 1,635,022, 18,327, 158,431, 143,000 and 14,023 shares available for issuance pursuant to our Incentive Stock Option Plan, Employees' Supplemental Savings Plan, Employee Stock Purchase Plan, Restricted Stock Plan and Directors' Stock Plan, respectively.

PROPOSAL 2:
APPROVAL OF THE AMENDMENT TO THE INCENTIVE STOCK OPTION PLAN

        The Board of Directors recommends that you vote FOR the approval of the amendment to the Incentive Stock Option Plan in this Proposal 2.

        At the meeting, you will be asked to approve an amendment to our Incentive Stock Option Plan (the "ISO Plan") to increase by 1,000,000 the number of shares of our common stock available for grant under the ISO Plan from 5,012,421 shares to 6,012,421 shares and to delete a reference to the Company's former major stockholder, Castle Harlan Partners III, L.P.

        In February 1998, we adopted the ISO Plan to advance the interests of the Company and to improve stockholder value by providing additional incentives to motivate and retain key employees. The ISO Plan was amended on April 20, 2000 and on May 15, 2000 to increase the number of shares subject to the plan, expand the eligible participants, revise the plan provisions addressing adjustment of options upon changes in our capitalization, and modify the provisions addressing exercise of options upon termination of employment, payment of option exercise price and certain other matters. The ISO Plan was further amended on November 27, 2000 to increase the number of shares subject to the plan to 3,012,421, and on August 15, 2002 to 5,012,421.

        Of the total shares of common stock authorized for issuance under the ISO Plan, as of March 31, 2004, adjusted to take into account the options granted in April 2004 as compensation in respect of fiscal year 2004, options covering 3,377,399 shares of common stock have been awarded under the ISO Plan. Of the options awarded 2,853,015 shares of common stock, or approximately 8.3% of the Company's outstanding common stock, assuming all of the shares of common stock to be issued upon the exercise of such options were outstanding, remained to be issued upon exercise of the options. The outstanding options have exercise prices ranging from $6.73 to $37.95 and expiration dates from February 20, 2008 to April 30, 2014. The closing price of the Company's common stock on the NYSE on June 1, 2004 was $29.97 per share. Should the stockholders approve the proposed amendment to the ISO Plan, the total number of shares of our common stock available for future grants under the ISO Plan would be 2,635,022 shares, or approximately 8.4% of the Company's current outstanding common stock.

        The ISO Plan authorizes us, through our Board of Directors or Compensation Committee, to grant stock options to our employees, consultants and directors. We have granted options to new employees we have gained through acquisitions, in the ordinary course of providing incentives to current employees and as inducements for the hiring of new employees. As a result, our reserve of shares of common stock available for issuance under the ISO Plan has been reduced. The additional 1,000,000 shares will allow us to continue our long-term incentive program. Generally, we expect to award stock options under the ISO Plan, shares of our restricted stock under the Restricted Stock Plan described in Proposal 3 in this Proxy Statement, or a combination of both, at levels and based upon criteria that are comparable to the levels and criteria used in connection with past grants under the ISO Plan.

        The Board of Directors has found that stock options granted to employees have been highly effective in recruiting and retaining competent personnel. Our Board of Directors believes that our growth is dependent upon our ability to attract, employ and retain executives and employees of outstanding ability who will dedicate their maximum productive efforts toward the advancement of the Company. The growing competition among companies for capable managers makes it necessary for us to maintain a strong and competitive incentive program.

        The following is a summary of the ISO Plan and is qualified in its entirety by the full text of the ISO Plan. Any stockholder may obtain a copy of the ISO Plan by writing to Universal Compression Holdings, Inc., 4444 Brittmoore Road, Houston, Texas 77041, Attention: Corporate Secretary.

Eligibility

        Our employees, non-employee directors and consultants, including those of our subsidiaries, are eligible to be selected by our Board of Directors or Compensation Committee to receive options under the ISO Plan. Our Board of Directors or Compensation Committee, as administrator of the ISO Plan, determines, subject to the terms of the plan, the exercise prices, vesting schedules, expiration dates and other material conditions under which recipients may exercise their options.

Types of Stock Options

        Options granted under the ISO Plan may be either options that are intended to qualify for treatment as "incentive stock options" under Section 422 of the Internal Revenue Code or options that are not so intended, which are "non-qualified stock options." The exercise price of options under the ISO Plan must be at least the fair market value of a share of our common stock on the date of grant, and not less than 110% of such fair market value in the case of an incentive stock option granted to a participant owning 10% or more of our common stock. The ISO Plan limits the number of shares covered by incentive stock options exercisable by an individual for the first time in a calendar year to an aggregate fair market value of $100,000, as measured on the date of the grant. In addition, no one participant may be granted options to purchase more than 742,480 shares of our common stock in any calendar year.

        Our Board of Directors or Compensation Committee may condition the exercise of any option upon any factors the Board of Directors or Compensation Committee may determine. No option granted under the ISO Plan is transferable by an optionee other than by will or by the laws of descent and distribution.

Termination of Awards

        The term of an option may not exceed ten years (or five years in the case of an incentive stock option granted to a participant owning 10% or more of our common stock). In addition, an optionee who leaves our employment will generally have no more than 30 days to exercise an option to the extent exercisable, reduced to no days if employment is terminated for cause or voluntary resignation, and increased to three months if termination is due to death, disability or retirement after age 65.

Federal Income Tax Consequences

        The following is a brief summary of federal income tax consequences of certain transactions under the ISO Plan, based on federal income tax laws and regulations currently in effect that are applicable to participants who are both citizens and residents of the United States. This summary is not intended to be exhaustive and does not describe tax consequences other than federal income taxes, such as foreign, state and local taxes and estate, inheritance or employment taxes. Additional or different federal income tax consequences to a participant or to us may result depending on individual circumstances and considerations not described below.

        Incentive stock options.    In general, a participant will not recognize taxable income upon the grant or the exercise of an incentive stock option. For purposes of the alternative minimum tax, however, the participant will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment in computing the participant's alternative minimum taxable income. If the participant does not dispose of the common stock received pursuant to the exercise of the incentive stock option within either (1) two years after the date of the grant of the incentive stock option or (2) one year after the date of exercise of the incentive stock option, a subsequent disposition of the common stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to any income tax deduction as a result of such disposition. We also normally will not be entitled to take an income tax deduction at either the grant or the exercise of an incentive stock option. If the participant disposes of the common stock acquired upon exercise of the incentive stock option within either of the above-mentioned time periods, then in the year of such disposition, the participant generally will recognize ordinary income, and we generally will be entitled to an income tax deduction (provided we satisfy applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the common stock on the date of exercise over the exercise price or (2) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the participant as ordinary income would be taxed to the individual as short-term or long-term capital gain (depending on the applicable holding period).

        Non-qualified stock options. A participant will not recognize any taxable income upon the grant of a non-qualified stock option, and we will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a non-qualified stock option, the participant generally will recognize ordinary income and we generally will be entitled to take an income tax deduction (provided we satisfy applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the participant, the participant will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

Adjustments

        The number of shares of our common stock reserved for issuance under the ISO Plan will be adjusted automatically if there is any future change in our capitalization from a stock dividend or split and may be adjusted to reflect a change in our capitalization resulting from a merger, consolidation, acquisition, separation (including a spin-off or spin-out), reorganization or liquidation. Our Board of Directors may amend, suspend or terminate the ISO Plan, as long as no amendment or termination adversely affects options previously granted.

        The preceding summary does not discuss special rules that will apply to a participant who exercises an option by paying the exercise price, in whole or in part, by the transfer of our common stock.

        If the proposed amendment is approved by our stockholders at the annual meeting, we expect to have sufficient shares of common stock available for issuance under the ISO Plan for the near term.

        In voting on the approval of the amendment to our ISO Plan, you may vote in favor of the proposal, against the proposal or abstain from voting on the proposal. The amendment to our ISO Plan will be approved upon receiving the affirmative vote of the holders of a majority of or common stock present or represented by proxy and entitled to vote at the annual meeting.

PROPOSAL 3:
APPROVAL OF THE AMENDMENT TO THE RESTRICTED STOCK PLAN

        The Board of Directors recommends that you vote FOR the approval of the amendment to the Restricted Stock Plan in this Proposal 3.

        At the meeting, you will be asked to approve an amendment to our Restricted Stock Plan for Executive Officers (the "Restricted Stock Plan") to increase by 1,000,000 the number of shares of our common stock available for grant under the Restricted Stock Plan from 350,000 shares to 1,350,000 shares, to expand the group of employees eligible to receive grants under the Restricted Stock Plan and to make other conforming changes.

        On April 20, 2001, the Board of Directors approved and adopted the Restricted Stock Plan, which provides for the granting of up to 350,000 shares of common stock to our executive officers. Of the total shares of common stock authorized for issuance under the Restricted Stock Plan, as of March 31, 2004, adjusted to take into account the shares of restricted stock granted in April 2004, as compensation in respect of fiscal year 2004, awards covering 207,000 shares of common stock have been granted under the Restricted Stock Plan. Of the awards granted, 127,000 shares of common stock, or approximately 0.4% of the Company's current outstanding common stock, remain subject to vesting requirements. Should the stockholders approve the proposed amendment of the Restricted Stock Plan, the total number of shares of our common stock available for future awards would be 1,143,000 shares, or approximately 3.6% of the Company's current outstanding common stock.

        The amendment to the Restricted Stock Plan will enlarge the group of employees who are eligible to receive awards of stock granted under the Restricted Stock Plan to include all management employees and will increase the number of shares by 1,000,000 to allow us to continue our long-term incentive program and to recognize the increased pool of employees eligible to participate. The Company's stockholders are being asked to approve the amendment to the Restricted Stock Plan. The following summary of the Restricted Stock Plan, as amended, and is qualified in its entirety by the full text of the Restricted Stock Plan. Any stockholder may obtain a copy of the Restricted Stock Plan by writing to Universal Compression Holdings, Inc., 4444 Brittmoore Road, Houston, Texas 77041, Attention: Corporate Secretary.

Purposes

        The purposes of the Restricted Stock Plan are to attract and retain for the Company and its affiliates the best available executive officers and other management employees, to provide additional incentive to our executive officers and other management employees, to increase their interest in the Company's welfare and to promote the success of the business of the Company and its affiliates.

Eligibility

        Key employees selected to participate in the plan by the Compensation Committee are those executive officers or management employees whose performance and responsibilities are determined to be influential to our success.

Restricted Stock Awards

        The Restricted Stock Plan contemplates that certain terms of the awards of restricted stock under the plan, including the number of shares granted, vesting schedules and forfeiture restrictions, will be specified in a restricted stock agreement between the Company and the individual key employee. Each individual restricted stock agreement will be subject to the Restricted Stock Plan, but the terms and conditions of the separate restricted stock agreements are not required to be identical and may vary. The Compensation Committee will determine the terms and conditions of the awards, including the vesting schedule and forfeiture restrictions for any awards under the Restricted Stock Plan, which will be specified in the restricted stock agreement with each participant.

        Subject to the provisions of a particular restricted stock agreement, termination of employment for any reason during the vesting period will result in forfeiture of the unvested stock. Under the Restricted Stock Plan, participants have the right to vote the shares and receive any cash dividends payable on the shares during the vesting period. Unless provided otherwise in the applicable restricted stock agreement or a written employment agreement with the participant, the restricted shares will immediately vest on the occurrence of a change of control as defined in the Restricted Stock Plan, which includes certain tender offers, mergers, share exchanges, transfers of voting power or a sale of substantially all of our assets.

Federal Income Tax Consequences

        The following is a brief summary of the effect of federal income taxation on the recipient and the Company under the Restricted Stock Plan, based on the Internal Revenue Code. This summary does not purport to be complete and does not discuss the income tax laws of any municipality, state or country outside the United States in which a restricted stock recipient may reside. A recipient will not recognize any taxable income at the time he or she is granted shares of restricted stock, until such time as the shares vest. At that time, the recipient will recognize ordinary income measured by the then fair market value of the vested shares. When the recipient sells the shares, any difference between the sales price and the fair market value at the time of vesting may be treated as capital gain (or loss). At the time of vesting, the Company will be entitled to a tax deduction in the amount of the ordinary income recognized by the recipient. A recipient may elect (within 30 days of the transfer of the shares) an alternative tax treatment under the Internal Revenue Code to cause the acceleration of income recognition to occur at the time of grant, which will also accelerate the timing of the Company's deduction and modify the recipient's resale treatment.

PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors as described in this Proposal 4.

        The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending March 31, 2005. Deloitte & Touche LLP has served as our independent auditors since 1998 when we were formed.

        We have been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

        One or more representatives of Deloitte & Touche LLP will be present at this year's annual meeting of stockholders. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        In voting on the ratification of the appointment of Deloitte & Touche LLP as our independent auditors, you may vote in favor of the ratification, against the ratification or abstain from voting on the ratification. The ratification of the appointment of Deloitte & Touche LLP as our independent auditors will be approved upon receiving the affirmative vote of the holders of a majority of our common stock present or represented by proxy and entitled to vote at the annual meeting. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, our Audit Committee may reconsider the appointment.

Audit and Other Fees

        The following table presents fees for professional services rendered by our independent auditors, Deloitte& Touche LLP that were billed to us for fiscal years 2004 and 2003:

	2004	2003
	(In thousands)
Audit fees(1)	$674.5	$509.7
Audit-related fees(2)	212.7	139.3
Tax fees(3)	443.2	736.6
All other fees	—	—

Total fees:	$1,330.4	$1,385.6

(1)
Audit fees consist of professional services rendered for the audit of our annual financial statements and the reviews of the quarterly financial statements. This category also includes fees for issuance of comfort letters, consents, assistance with and review of documents filed with the SEC, statutory audit fees and work done by tax professionals in connection with the audit and quarterly reviews. Fees are presented in the period to which they relate versus the period in which they were billed. Fees for the year ended March 31, 2003 have been restated to conform to this presentation.

(2)
Audit-related fees primarily include fees for audits of our benefit plans, operating lease facilities and assistance with Section 404 internal control reporting requirements.

(3)
Tax fees include fees primarily related to tax compliance, tax advice and tax planning.

        In considering the nature of the services provided by Deloitte & Touche LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

        The services performed by the independent auditor in fiscal year 2004 were approved in advance by the Audit Committee. Any requests for audit, audit-related, tax and other services to be performed by Deliotte & Touche LLP must be submitted to the Audit Committee for pre-approval. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant pre-approval between meetings, as necessary, has been delegated to the Audit Committee Chair, or, in the absence or unavailability of the Chair, one of the other two members. Any such pre-approval must be reviewed at the next regularly scheduled Audit Committee meeting.

REPORT OF THE AUDIT COMMITTEE

        In connection with the fiscal year 2004 audit, the Audit Committee:

  •
  reviewed and discussed with management the Company's audited financial statements for the fiscal year ended March 31, 2004;

  •
  discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement of Accounting Standards No. 61, as modified or supplemented;

  •
  received from and discussed with Deloitte & Touche LLP the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1, as modified or supplemented, regarding their independence; and

  •
  discussed with Deloitte & Touche LLP their independence and considered whether the provision of non-audit services provided by Deloitte & Touche LLP for the Company is compatible with maintaining their independence.

        Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended March 31, 2004 be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 for filing with the SEC. The Audit Committee also appointed Deloitte & Touche LLP as the Company's independent auditors for the Company's 2005 fiscal year.

        The Company's management is responsible for the Company's internal controls, financial reporting process, internal audit process and the preparation of the Company's financial statements in accordance with generally accepted accounting principles in the United States. Deloitte & Touche LLP is responsible for auditing the financial statements in accordance with auditing standards generally accepted in the United States. The Audit Committee monitors and oversees these processes and procedures but does not conduct auditing or accounting reviews.

                      Submitted by the Audit Committee,
                      Janet F. Clark,                       Chair
                      Thomas C. Case
                      Samuel Urcis

        The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

EXPENSES OF SOLICITATION

        We will bear all expenses incurred in connection with the solicitation of proxies.

STOCKHOLDER RECOMMENDATIONS OF DIRECTOR NOMINEES

        The Nominating and Corporate Governance Committee will consider nominees recommended by our stockholders who submit their recommendations in writing to Chair, Nominating and Corporate Governance Committee, care of the Corporate Secretary, Universal Compression Holdings, Inc., 4444 Brittmoore Road., Houston, Texas 77042, USA. Recommendations received before March 1st in any year will be considered for inclusion in the slate of director nominees to be presented at the Annual Meeting of Stockholders for the following year (beginning April 1). Unsolicited recommendations must contain the name, address and telephone number of the potential nominee, a statement regarding the potential nominee's background, experience, expertise and qualifications, a signed statement confirming his or her willingness and ability to serve as a director and abide by our Corporate Governance Guidelines and Code of Business Conduct and Ethics and his or her availability for a personal interview with the Nominating and Corporate Governance Committee, and evidence that the person making the recommendation is a stockholder of the Company.

        Stockholders who wish to submit a proposal for inclusion of a nominee for director in our proxy materials must also comply with the deadlines and requirements of Rule 14a-8 promulgated by the SEC. Stockholders who do not comply with Rule 14a-8 but who wish to have a nominee considered by our stockholders at the Annual Meeting of Stockholders must comply with the deadlines and procedures set forth in our By-laws. See "Proposals by Stockholders for 2005 Annual Meeting" in this proxy statement for more information.

PROPOSALS OF STOCKHOLDERS FOR 2005 ANNUAL MEETING

        In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2005 Annual Meeting of Stockholders, we must receive the written proposal no later than February 24, 2005. The proposal will need to comply with regulations of the SEC regarding the inclusion of stockholder proposals in company-sponsored proxy materials and must contain the information required by our By-laws.

        According to our By-laws, a proposal for action to be presented by any stockholder from the floor at an annual or special meeting of stockholders shall be out of order and shall not be acted upon unless:

  •
  specifically described in our notice to all stockholders of the meeting and the matters to be acted upon thereat; or

  •
  the proposal shall have been submitted in writing to the Corporate Secretary at the facsimile number or mailing address set forth below and received at our principal executive offices no earlier than April 8 or later than May 8, 2005 and such proposal is, under law, an appropriate subject for stockholder action.

        Any stockholder proposal, whether or not to be included in our proxy materials, must be sent to our Corporate Secretary via facsimile to (713) 466-6720 or by mail at 4444 Brittmoore Road, Houston, Texas 77041-1734.

OTHER INFORMATION

        We do not know of any proposals or other items, other than those referred to in the accompanying Notice of Annual Meeting of Stockholders, that may properly come before the meeting or other matters incident to the conduct of the meeting.

        As to any other proposal or item that may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

        The proxy card and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

ANNUAL REPORT AND FINANCIAL INFORMATION

        The 2004 Annual Report to stockholders includes our financial statements for the fiscal year ended March 31, 2004. We have mailed the 2004 Annual Report to all of our stockholders. We will provide without charge the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004, to any person requesting a copy in writing and stating that he or she was a beneficial holder of the Company's common stock on June 14, 2004. We will also furnish copies of any exhibits to the Form 10-K at $0.50 per page, paid in advance. Requests and inquiries should be addressed to:

                      Investor Relations
                      Universal Compression Holdings, Inc.
                      4444 Brittmoore Road
                      Houston, Texas 77041

        The Company's 2004 Annual Report to stockholders should not be regarded as proxy soliciting material or as a communication for which a solicitation of proxies is to be made.

EXHIBIT A

COMPENSATION COMMITTEE CHARTER

I.
Purpose of Committee

        The purpose of the Compensation Committee (the "Committee") of the board of Directors (the "Board") of Universal Compression Holdings, Inc. (the "Company") is to discharge the Board's responsibilities relating to compensation of the Company's executives and to produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

II.
Committee Membership

        The Committee shall consist solely of three or more members of the Board, each of whom the Board has determined has no material relationship with the Company and each of who is otherwise "independent" under the rules of the New York Stock Exchange, Inc.

        Members shall be appointed by the Board based on nominations recommended by the Company's Nominating and Corporate Governance Committee, and shall serve at the pleasure of the Board and for such terms as the Board may determine.

III.
Committee Structure and Operations

        The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least once a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

        The Committee may invite such members of management to its meetings, as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. The Company's Chief Executive Officer ("CEO") should not attend any meeting where the CEO's performance or compensation are discussed, unless specifically invited by the Committee.

IV.
Committee Duties and Responsibilities

        The following are the duties and responsibilities of the Committee:

        In consultation with senior management, establish the Company's general compensation philosophy, and oversee the development and implementation of compensation programs.

        Review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO's compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee shall consider, among other factors, the Company's performance and relative shareholder return, the value of the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and awards given to the CEO in past years.

        Review and approve compensation programs applicable to the executive officers of the Company.

        Make recommendations to the Board with respect to the Company's incentive compensation plans and equity-based plans, including the Incentive Stock Option Plan, the Restricted Stock Plan, the Directors' Stock Plan, the Employees Stock Purchase Plan, the Employees Supplemental Savings Plan and the Company's 401(k) Plan, oversee the activities of the individuals and committees responsible for administering these plans, including the Company's Investment Committee in respect of the 401(k) Plan, and discharge any responsibilities imposed on the Committee by any of these plans.

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        In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company's policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

        Review and approve any severance or similar termination payments proposed to be made to any current or former executive officers of the Company.

        Prepare and issue the evaluations and reports required under "Committee Reports" below.

        Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company's compensation programs.

V.
Delegation to Subcommittee

        The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (i) "Non-Employee Directors" for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time, and (ii) "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

VI.
Committee Reports

        The Committee shall produce the following reports and provide them to the Board:

        An annual Report of the Compensation Committee on Executive Compensation for inclusion in the Company's annual proxy statement in accordance with applicable SEC rules and regulations.

        An annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter. The performance evaluation should also recommend to the Board any improvements to this charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner, as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

        A summary of the actions taken at each Committee meeting, which shall be presented to the Board at the next Board meeting.

VII.
Board Meetings

        The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to compensation, consultants retained to assist in the evaluation of director, CEO or senior executive compensation, this authority shall be vested in the Committee.

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EXHIBIT B

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

I.
Purpose of Committee

        The purpose of the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of Universal Compression Holdings, Inc. (the "Company") is to identify and recommend individuals to the Board and its committees and to develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Committee shall report to the Board on a regular basis and not less than once a year.

II.
Committee Membership

        The Committee shall consist solely of three or more members of the Board, each of whom the Board has determined has no material relationship with the Company and each of who is otherwise "independent" under the rules of the New York Stock Exchange, Inc.

        The members shall be appointed by the Board. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.
Committee Structure and Operations

        The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least once a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

IV.
Committee Duties and Responsibilities

        The following are the duties and responsibilities of the Committee:

        To make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board or any committee thereof.

        To identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directions at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. In nominating candidates, the Committee shall take into consideration such factors, as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee may consider candidates proposed by management, but is not required to do so.

        To develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationships between the Company and a director.

        In the case of a director nominee to fill a Board vacancy created by an increase in the size of the Board, make a recommendation to the Board as to the class of directors in which the individual should serve.

        To identify Board members qualified to fill vacancies on any committee of the Board (other than the Committee) and to recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take

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into consideration the factors set forth in the charter of the committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate's experience with the goals of the committee and the interplay of the candidate's experience with the experience of other committee members.

        Establish procedures for the Committee to exercise oversight of the evaluation of the Board and management.

        Develop and recommend to the Board a set of corporate governance principles applicable to the Company, and to review those principles at least once a year.

        Prepare and issue the evaluation required under "Performance Evaluation" below.

        Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

V.
Delegation to Subcommittee

        The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

VI.
Performance Evaluation

        The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee's charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner, as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

VII.
Resources and Authority of the Committee

        The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

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EXHIBIT C

AMENDMENT NUMBER FIVE
TO THE
UNIVERSAL COMPRESSION HOLDINGS, INC.
INCENTIVE STOCK OPTION PLAN

        WHEREAS, Universal Compression Holdings, Inc., a Delaware corporation (the "Corporation"), previously adopted the Universal Compression Holdings, Inc. Incentive Stock Option Plan, as amended (the "Plan");

        WHEREAS, Section 17 of the Plan reserves to the Corporation the right to amend the Plan by action of its Board of Directors (the "Board"); and

        WHEREAS, the Corporation desires to amend the Plan, subject to the approval of the stockholders of the Corporation, to increase the maximum aggregate number of shares available to be granted under the Plan and to delete reference to Capital Harlan Partners III, L.P., its former major shareholder;

        NOW, THEREFORE, pursuant to the power of amendment reserved in Section 17 of the Plan, the Board hereby amends the Plan as follows:

        1.     Section 6 of the Plan is hereby amended in its entirety, effective as of the date of adoption of this Amendment to provide as follows:

          6.     Maximum Shares Available. The maximum aggregate number of shares available to be granted under the Plan is 6,012,421 shares of Common Stock, and such shares shall be reserved for Options granted under the Plan (subject to adjustment as provided in Section 10(h)).

        2.     Section 10(c) of the Plan is hereby amended in its entirety, effective as of July 23, 2004, to provide as follows:

          (c)   Exercise of Option. Unless otherwise set forth in the written agreement evidencing the Option, each Option shall become exercisable in accordance with the following schedule:

Years from Grant Date	Amount Exercisable
1 year	33 1/3%
2 years	33 1/3%
3 years	33 1/3%

        Notwithstanding the foregoing, if the written agreement evidencing an Option so provides, the Option shall become immediately exercisable upon: (i) a public offering of Common Stock of the Corporation; (ii) the acquisition by any Person of fifty one percent (51%) or more of the Common Stock of the Corporation; or (iii) a sale of all or substantially all of the assets of the Corporation.

        IN WITNESS WHEREOF, and as evidence of the adoption of this amendment by the Corporation, the undersigned officer being duly authorized has signed this amendment this 23rd day of July, 2004.

UNIVERSAL COMPRESSION HOLDINGS, INC.
By:	J. Michael Anderson Senior Vice President & Chief Financial Officer

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EXHIBIT D

AMENDMENT NO. 1
TO THE
UNIVERSAL COMPRESSION HOLDINGS, INC.
RESTRICTED STOCK PLAN FOR EXECUTIVE OFFICERS

        WHEREAS, Universal Compression Holdings, Inc., a Delaware corporation (the "Corporation"), previously adopted the Universal Compression Holdings, Inc. Restricted Stock Plan for Executive Officers (the "Plan");

        WHEREAS, Section 9 of the Plan reserves to the Corporation the right to amend the Plan by action of its Board of Directors (the "Board"); and

        WHEREAS, the Corporation desires to amend the Plan, subject to the approval of the stockholders of the Corporation, to increase the number of shares available under the Plan and to enlarge the group of employees who are eligible to receive awards of stock granted under the Plan;

        NOW, THEREFORE, pursuant to the power of amendment reserved in Section 9 of the Plan, the Board hereby amends of the Plan, as of the date of adoption of this Amendment, as follows:

1.
The name of the Plan is hereby changed to "Universal Compression Holdings, Inc. Restricted Stock Plan."

2.
The introductory paragraph of the Plan is hereby amended to read as follows:

    The Board if Directors (the "Board") has adopted the Universal Compression Holdings, Inc. Restricted Stock Plan (the "Plan"), covering an aggregate of One Million Three Hundred and Fifty Thousand (1,350,000) shares of Common Stock, as set forth herein.

3.
Section 1 of the Plan is hereby amended in its entirety to read as follows:

1.
PURPOSE. The purposes of the Plan are to attract and retain for the Company and its Affiliates the best available Executive Officers and other management employees, to provide additional incentive to the Executive Officers and other management employees, to increase their interest in the Company's welfare and to promote the success of the business of the Company and its Affiliates.

4.
Section 2(i) of the Plan is hereby amended in its entirety to read as follows:

i.
"Continuous Service" means that the Covered Employee's provision of services to the Company in any management capacity is not interrupted or terminated. Service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers of employment involving the Company or any successor, in any other management capacity, or (iii) any change in status as long as the individual remains in the service of the Company in any management capacity. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

5.
Section 2(j) of the Plan is hereby amended in its entirety to read as follows:

j.
"Covered Employee" means an individual employed in a management position by the Corporation or a Subsidiary who is selected by the Committee to be eligible for a Restricted Stock Award under the Plan.

6.
Section 2(o) of the Plan is hereby amended in its entirety to read as follows:

o.
"Grantee" means a Covered Employee to whom an Award has been granted under the Plan.

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7.
Section 2(r) of the Plan is hereby amended in its entirety to read as follows:

r.
"Plan" means the Universal Compression Holdings, Inc. Restricted Stock Plan, as set forth herein and as it may be amended from time to time.

8.
Section 7 of the Plan is hereby amended in its entirety to read as follows:

7.
EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Covered Employee any right to be granted an Award or any other rights except as may be evidenced by the Restricted Stock Agreement, or any amendment thereto, duly authorized by the Committee, and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan, Restricted Stock Agreement, or in other related documents shall confer upon any Covered Employee any right with respect to such person's Continuous Service or interfere or affect in any way with the right of the Company to terminate such person's Continuous Service at any time, with or without cause.

        IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment by the Corporation, the undersigned officer, being duly authorized, has signed this Amendment this 23rd day of July, 2004.

UNIVERSAL COMPRESSION HOLDINGS, INC.
By:	J. Michael Anderson Senior Vice President & Chief Financial Officer

D-2

PROXY

Universal Compression Holdings, Inc. encourages all stockholders to vote their proxies. We provide three convenient methods of voting:

1.
PROXY CARD: Complete, sign, date and return the proxy card attached below in the enclosed envelope (no postage required);

2.
TELEPHONE: Call toll-free on a touch-tone phone 1-877-779-8683, 7 days a week, 24 hours a day; or

3.
INTERNET: Log on the website http://www.eproxyvote.com/uco.

If you choose to vote via Telephone or the Internet, you will be given instructions and asked to enter your control number, located on this proxy card. Telephone and Internet voting access will close at midnight on the day prior to the date of the Annual Meeting. IF YOU VOTE VIA TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

DETACH HERE	ZUCHC2

PROXY
UNIVERSAL COMPRESSION HOLDINGS, INC. Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held July 23, 2004

I have received the Notice of Annual Meeting of Stockholders to be held July 23, 2004 and the Proxy Statement and hereby appoint Stephen A. Snider, Ernie L. Danner, J. Michael Anderson and D. Bradley Childers, and each of them, as my proxies, with full power of substitution, to represent me at the Annual Meeting of Stockholders of Universal Compression Holdings, Inc. to be held on July 23, 2004 (and at any adjournments or postponements of the annual meeting), and to vote all shares of common stock that I would be entitled to vote if personally present at the annual meeting in the manner specified on the back of this card (or, if I do not specify how to vote, to vote all my shares FOR the proposals described on the back of this card and to vote in the discretion of the proxies as to any other matters coming before the annual meeting.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

UNIVERSAL COMPRESSION
HOLDINGS, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone
1.	Log on to the Internet and go to http://www.eproxyvote.com/uco		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
		OR
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

	DETACH HERE				ZUCHC1
☒	Please mark votes as in this example.

If you choose not to vote via Telephone or the Internet, please promptly mark this Proxy Card to specify how you would like your shares voted and date, sign and mail it in the enclosed envelope. No postage is required. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS REFERRED TO BELOW.

1.	Election of the following persons to serve as directors until the 2007 Annual Meeting of Stockholders:						2.	Approval of the amendment to our Incentive Stock Option Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees:	(01) Thomas C. Case, (02) Janet F. Clark and (03) Uriel E. Dutton					3.	Approval of the amendment to our Restricted Stock Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
			FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	4.	Ratification of the appointment of Deloitte & Touche LLP as Independent Auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		☐	For all nominees except as noted above
							Mark box at right if you plan to attend the Annual Meeting.				☐
							In addition, I hereby authorize such proxies to vote my shares in their discretion as to any other matters that may come before the Annual Meeting.

							If you execute and return this proxy card but do not specify the manner in which the proxies should vote your shares, the proxies will vote your shares for all the foregoing proposals and in their discretion as to any other matters coming before the meeting.

							Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If signed by a partnership, please sign in the partnership name by authorized person.

Signature: Date: Signature: Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS To Be Held July 23, 2004
PROPOSAL 1: ELECTION OF DIRECTORS
INFORMATION ABOUT OUR DIRECTORS Nominees for Election to Term Expiring 2007
Incumbent Directors—Term Expiring 2005
Incumbent Directors—Term Expiring 2006
INFORMATION ABOUT OUR CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS AND ITS COMMITTEES
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN BASED ON INITIAL INVESTMENT OF $100 ON MAY 24, 2000
REPORT OF THE COMPENSATION COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 2: APPROVAL OF THE AMENDMENT TO THE INCENTIVE STOCK OPTION PLAN
PROPOSAL 3: APPROVAL OF THE AMENDMENT TO THE RESTRICTED STOCK PLAN
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
EXPENSES OF SOLICITATION
STOCKHOLDER RECOMMENDATIONS OF DIRECTOR NOMINEES
PROPOSALS OF STOCKHOLDERS FOR 2005 ANNUAL MEETING
OTHER INFORMATION
ANNUAL REPORT AND FINANCIAL INFORMATION
EXHIBIT A COMPENSATION COMMITTEE CHARTER
EXHIBIT B NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
EXHIBIT C AMENDMENT NUMBER FIVE TO THE UNIVERSAL COMPRESSION HOLDINGS, INC. INCENTIVE STOCK OPTION PLAN
EXHIBIT D
AMENDMENT NO. 1 TO THE UNIVERSAL COMPRESSION HOLDINGS, INC. RESTRICTED STOCK PLAN FOR EXECUTIVE OFFICERS